EMPLOYMENT AGREEMENT

     AGREEMENT, dated as of the 1st day of May, 1997, between Dataram Corporation (the "Company"), a New Jersey corporation, and Robert V. Tarantino (the "Executive").

                          W I T N E S S E T H:

     WHEREAS, the Executive presently serves as the President and Chief Executive Officer of the Company, and

     WHEREAS, the Company desires to continue to employ the Executive on the terms and conditions set forth in this Agreement, and

     WHEREAS, the Executive is willing to accept continued employment with the Company on such terms and conditions; now, therefore,

     IN CONSIDERATION of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


SECTION 1.     TERM OF EMPLOYMENT.

     The Company will employ the Executive, and the Executive hereby accepts employment by the Company, on the terms and conditions contained in this Agreement for the period commencing upon May 1, 1997 and ending April 30, 2002. If not terminated as of April 30, 2002, the term of the Executive's employment under this Agreement (the "Term") will continue thereafter on a year to year basis, subject to the respective rights of the Executive and the Company to terminate the Term pursuant to Section 5 below.


SECTION 2.     DUTIES.

     2.1 Positions. During the Term, the Executive shall serve as the company's President and Chief Executive Officer, with such additions to the scope of the duties of his employment within the Company's field of operations or those of the Company's subsidiaries or affiliated corporations as the Board of Directors and the Executive may agree.

     2.2 Time. The Executive shall devote the majority of his time, energy and skill during regular business hours to the affairs of the Company and its subsidiaries and affiliated corporations and to the promotion of their interests, provided that the Executive may serve as a director of such business and not-for-profit corporations, and as a principal of business and other ventures, as the Board of Directors shall permit in its discretion.


SECTION 3.     CURRENT COMPENSATION.

     3.1 Base Compensation. During the Term, the Company shall pay the Executive a salary at the rate of $252,000 per annum, payable in equal installments in accordance with the Company's normal practices for payment of executives. The Executive's salary shall be reviewed by the Board of Directors of the Company annually on its anniversary date commencing as of May 1998. Any increases

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in salary shall be at the sole discretion of the Board of
Directors.

     3.2 Bonus Compensation. The Executive will also be entitled to bonus compensation based upon a formula which shall be reviewed and approved by the Board of Directors annually on its anniversary date commencing as of May 1997.

     3.3     Reimbursement for Expenses.  During the Term, the
Company will reimburse the Executive for all documented expenses properly incurred by the Executive in the performance of the Executive's duties under this Agreement.

     3.4 Stock Options. Based upon performance, the Company will consider the Executive for additional options under any Stock Option Plan in effect for the benefit of executives of the Company. All such options as may be granted shall be evidenced by written Option Agreements.

     3.5 Other Benefits. In addition to the benefits specified in Sections 3.1 through 3.4, during the Term the Executive will be entitled to participate in any present and future life insurance, disability insurance, health insurance, pension, retirement and similar plans adopted by the Company for the general and overall benefit of its employees or its principal executives.


SECTION 4.     NONASSIGNABILITY OF BENEFITS.

     No benefit under the Agreement shall be subject in any manner to anticipation, alienation, sale, transfer or assignment by the

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Executive, his beneficiaries or his estate, nor shall any benefit in any manner by liable for or subject to attachments or legal process for or against the Executive, his beneficiaries or his estate.


SECTION 5.     TERMINATION OF AGREEMENT.

     5.1 Termination Generally. This Agreement, and all liabilities and obligations of the Company to the Executive under this Agreement, shall cease and terminate upon the earliest of the events specified below, provided that such termination shall not effect the right of the Executive or his estate or beneficiaries to receive any salary or bonus accrued but unpaid, and shall not affect any vested rights which the Executive may have at the time of his death pursuant to any insurance or other death benefit plans or any other plans, policies or arrangements of the Company or any of its subsidiaries or affiliated corporations:

          (a)     Expiration of the Term (including any
continuation thereof) upon written notice of non-renewal by the Company to the Executive or by the Executive to the Company at least three months prior to any expiration date;

          (b) the disability of the Executive, to such an extent that he shall be unable to perform the functions of his office for a continuous period of 6 months or such longer period as the Board of Directors shall

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determine;

          (c)     the death of the Executive, subject to Section
5.3;

          (d) the date of termination for cause as discussed in Section 5.2

     5.2 Termination for Cause. Anything herein to the contrary notwithstanding, the Company may terminate the Term and all of the company's then remaining obligations hereunder by termination for cause. Termination by the Company for "cause" shall mean termination by action of the Company's Board of Directors because of the Executive's willful disregard of his obligations as Chief Executive Officer which he should reasonably have expected to have a material adverse effect upon the Company.

     5.3 Death. If the Executive dies during the Term, the Executive's estate shall be entitled to receive the base compensation provided in Section 3.1 at the then current rate to the last day of the 6th month after his death occurs together with the POP bonus for any fiscal year which concludes during that 6 month period. If a fiscal year does not conclude during such 6 months, the Executive's estate shall be entitled to a bonus for the year of his death prorated according to the number of months in such year through the 6th month of the Executive's death.

     5.4 Termination by Executive. The Executive may terminate this Agreement upon three months notice.

     5.5 Post-Termination Compensation in the Event of a Change of Control. Anything herein to the contrary notwithstanding, if

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within one year of a change in control of the Company in a
transaction or occurrence, or a related series of transactions or occurrences, resulting from a material change in ownership of Common Stock and evidenced by cessation in service as directors of a majority of those persons theretofore serving as members of the Board, a notice of termination is given to the Executive in breach of this Agreement or a notice of non-renewal is given pursuant to 5.1(a) to the Executive or given by the Executive then the Company will pay the Executive the greater of (1) damages for breach of this Agreement if a breach has occurred or
(2) one year's base salary at the then current rate together with one year's bonus determined by averaging the Executive's bonus for each of the three fiscal years preceding the year of termination. Such greater amount shall be considered to be a severance payment and shall relieve the Executive and the Company of all obligations hereunder except the Executive's covenants in
Section 6, 7 and 8.


SECTION 6.     CONFIDENTIALITY.

     During the Term of this Agreement and for three years thereafter Executive will not disclose information concerning the Company's affairs, including undisclosed financial information, products, the identity of suppliers and the identity of customers, which a reasonable man would consider confidential and as to which the Executive has obtained specific knowledge during the Term of this Agreement and which is otherwise unknown to the public.



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SECTION 7.     ASSIGNMENT AND DISCLOSURE OF INVENTIONS.

     7.1 For purposes of this Agreement, the term "Restricted Inventions" means all inventions, discoveries, improvements or modifications to inventions or discoveries, whether patentable or not, which are conceived of, reduced to practice, or both conceived of and reduced to practice, by the Executive at any time during the Term of the Agreement and which are used or useful by the Company in any of its lines of business.

     7.2 The Executive will disclose any Restricted Invention promptly to the Company and the Executive hereby assigns the Company all rights to any Restricted Invention. The Executive will sign all documents necessary for the Company to apply for and obtain domestic and foreign patents for Restricted Inventions. The obligations of the Executive to sign such documents will continue beyond the Term of the Agreement with respect to Restricted Inventions, discoveries and improvements, whether patentable or not, conceived or made by the Executive during the Term of the Agreement.


SECTION 8.     COMPETITION AND POST EMPLOYMENT RESTRICTED.

     During the Term of this Agreement and for two years after the period during which the Company is making payments to the Executive pursuant to the terms of this Agreement, without the prior written consent of the Company in each case, the Executive will not directly or indirectly: (a) make any public statement or

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disclosures inconsistent with his duties to advance the business and interests of the Company, (b) engage in research, scientific investigation, employment or consulting as an officer, director, employee, consultant or individual in any capacity whatsoever in any enterprise (whether or not for profit) in substantial competition with, the business of the Company, its successors or affiliates; or (c) solicit employees of the Company in connection with any business, whether or not in competition with the Company.


SECTION 9.     SEVERABILITY.

     If any provision of this Agreement shall, for any reason, by adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the provision of this agreement directly involved in the controversy in which such judgment shall have been rendered.


SECTION 10.     SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and shall be binding upon and inure to the benefit of the Executive and his heirs, executors, administrators, legal representatives and assigns.



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SECTION 11.     NOTICES.

     All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if mailed by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

     (a)     to the Executive:

             Robert V. Tarantino
             57 Southfield Road
             Cranbury, New Jersey 08512

     (b)     to the Company:

             Dataram Corporation
             P. O. Box 7528
             Princeton, New Jersey 08550

             with a copy to:

             Thomas J. Bitar, Esq.
             Dillon, Bitar & Luther
             53 Maple Avenue
             Morristown, New Jersey 07960

Either party by notice in writing mailed to the other as hereunder provided may change the address to which future notices to such party shall be mailed.


SECTION 12.     MISCELLANEOUS.

     This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New Jersey. This Agreement embodies the entire agreement and understanding between the Company and the Executive and supersedes all prior agreements and understandings relating to the subject matter hereof except for written obligation relating to the stock option and benefit plan.

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This Agreement may not be modified or amended or any term or provision thereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning thereof.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement as of the day and year first above written.

                             DATARAM CORPORATION


                                 MARK E. MADDOCKS
                             By:______________________
                                 MARK E. MADDOCKS,
                                 Vice President of Finance


                                 ROBERT V. TARANTINO

                             _________________________
                                 ROBERT V. TARANTINO


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